                                                                    EXHIBIT 20.1


                         MONTHLY SERVICER'S CERTIFICATE
                         FIRST NATIONAL BANK OF COMMERCE
                             NEW ORLEANS, LOUISIANA
                       FIRST NBC CREDIT CARD MASTER TRUST
                                  SERIES 1997-1

                   FOR THE AUGUST 11, 1998 DETERMINATION DATE
                           FOR THE 12TH MONTHLY PERIOD

      The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2 First National Bank of Commerce is Servicer under the Pooling and Servicing Agreement.

     3    The undersigned is a Servicing Officer.

     4 The date of this Certificate is August 11,1998, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $121,043,534.

          (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $12,672,280.

          (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $108,371,254.

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $821,643,359.

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

          None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $521,643,359.

     10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

     Monthly Servicer's Certificate
     Page 2  (all amounts in dollars except percentages)

     11   Monthly Period Trust Activity

     (a)  Trust Activity                                                     Total Trust
       ==============================================                   ====================
          Beginning Aggregate Principal Receivables                           821,654,143
          Beginning Excess Funding Account Balance                                    -
          Beginning Total Principal Balance                                   821,654,143
          Collections of Finance Charge Receivables                            12,672,280
          Discount Percentage                                                         -
          Discount Option Receivables Collections                                     -
          Net Recoveries                                                              -
          Total Collections of Finance Charge Receivables                      12,672,280
          Total Collections of Principal Receivables                          108,371,254
          Net Default Amount                                                    3,478,438
          Minimum Aggregate Principal Receivables Balance                     300,000,000
          Ending Aggregate Principal Receivables                              821,643,359
          Ending Excess Funding Account Balance                                       -
          Ending Total Principal Balance                                      821,643,359

     (b)  Series Allocations                                               Series 1997-1          All Series
       ==============================================                   ========================================
          Group Number                                                                  1
          Investor Interest                                                   300,000,000           300,000,000
          Adjusted Investor Interest                                          300,000,000           300,000,000
          Principal Funding Account Balance                                           -                     -
          Minimum Transferor Interest                                          57,515,035            57,515,035

     (c)  Group I Allocations                                              Series 1997-1         Total Group I
       ==============================================                   ========================================
          Investor Finance Charge Collections                                   4,626,866             4,626,866

          Investor Monthly Interest                                             1,546,116             1,546,116
          Investor Monthly Fees (Servicing Fee)                                   500,000               500,000
          Investor Default Amounts                                              1,270,037             1,270,037
          Investor Additional Amounts                                                 -                     -
          Total                                                                 3,316,153             3,316,153

          Reallocated Investor Finance Charge Collections                       4,626,866             4,626,866
          Available Excess                                                      1,310,713             1,310,713

     12   Series 1997-1 Certificates

                                                        Series 1997-1       Total Investor        Transferor's
     (a)  Investor/Transferor Allocations                Allocations           Interest             Interest
       =========================================================================================================
          Beginning Investor/Transferor Amounts            821,654,143        300,000,000           521,654,143
          Beginning Adjusted Investor Interest             821,654,143        300,000,000           521,654,143
          Floating Investor Percentage                      100.00000%          36.51171%             63.48829%
          Fixed Investor Percentage                                -                  -                     -
          Collections of Finance Chg. Receivables           12,672,280          4,626,866             8,045,414
          Collections of Principal Receivables             108,371,254         39,568,201            68,803,053
          Net Default Amount                                 3,478,438          1,270,037             2,208,401

          Ending Investor/Transferor Amounts               821,643,359        300,000,000           521,643,359

   Monthly Servicer's Certificate
   Page 3  (all amounts in dollars except percentages)

                                                                                                 Collateral
   (b)  Monthly Period Funding Requirements                Class A            Class B             Interest        Total
       ======================================================================================================================
        Principal Funding Account                             -                   -                   -                   -
        Principal Funding Investment Proceeds                 -                   -                   -                   -
        Withdrawal from Reserve Account                       -                   -                   -                   -
        Available Reserve Account Amount                      -                   -                   -                   -
        Required Reserve Account Amount                       -                   -                   -                   -

        Coupon                                           6.15000%            6.35000%            6.25625%            6.17091%
        Floating Investor Percentage                    31.58263%            2.55582%            2.37326%           36.51171%
        Fixed Investor Percentage                             -                   -                   -                   -
        Investor Monthly Interest                       1,329,938             111,125             105,053           1,546,116
        Overdue Monthly Interest                              -                   -                   -                   -
        Additional Interest                                   -                   -                   -                   -
                Total Interest Due                      1,329,938             111,125             105,053           1,546,116
        Investor Default Amounts                        1,098,582              88,903              82,552           1,270,037
        Investor Monthly Fees                             432,500              35,000              32,500             500,000
        Investor Additional Amounts                           -                   -                   -                   -
                Total Due                               2,861,020             235,028             220,105           3,316,153


                                                                                                 Collateral
   (c)  Certificates - Balances and Distributions          Class A            Class B             Interest        Total
       ======================================================================================================================
        Beginning Investor Interest                   259,500,000          21,000,000          19,500,000         300,000,000
        Monthly Principal-Prin. Funding Account               -                   -                   -                   -
        Principal Payments                                    -                   -                   -                   -
        Interest Payments                               1,329,938             111,125             105,053           1,546,116
        Total Payments                                  1,329,938             111,125             105,053           1,546,116
        Ending Investor Interest                      259,500,000          21,000,000          19,500,000         300,000,000

   (d)  Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                            5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                 5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                              -
        4.  Amount of Payment in respect of Class A Additional Interest                                                   -
        5.  Amount of Payment in respect of Class A Principal                                                             -

   (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor
       Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                  -
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                       -
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                            -
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                             -
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                       -

   (f)  Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                            5.291670
        2.  Amount of Payment in respect of Class B Monthly Interest                                                 5.291670
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                              -
        4.  Amount of Payment in respect of Class B Additional Interest                                                   -
        5.  Amount of Payment in respect of Class B Principal                                                             -

   Monthly Servicer's Certificate
   Page 4  (all amounts in dollars except percentages)

   (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                             -
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
            principal amount                                                                                              -
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                 -
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
            $1,000 original certificate principal amount                                                                  -
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
            Certificates exceeds the Class B Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                        -

    (h) Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                       5.387330
        2.  Amount of distribution in respect of Collateral Monthly Interest                                         5.387330
        3.  Amount of distribution in respect of Collateral Overdue Interest                                              -
        4.  Amount of distribution in respect of Collateral Monthly Principal                                             -

   (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
        and (e) of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                   -
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                       -

   (j)  Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                 4,002,239

            a.  Class A Monthly Interest                                                                            1,329,938
            b.  Class A Overdue Monthly Interest                                                                          -
            c.  Class A Additional Interest                                                                               -
            d.  Class A Servicing Fee                                                                                 432,500
            e.  Class A Investor Default Amount                                                                     1,098,582

            f.   Excess Spread                                                                                      1,141,219

        2.  Class B Available Funds                                                                                   323,881

            a.  Class B Monthly Interest                                                                              111,125
            b.  Class B Overdue Monthly Interest                                                                          -
            c.  Class B Additional Interest                                                                               -
            d.  Class B Servicing Fee                                                                                  35,000

            e.  Excess Spread                                                                                         177,756

        3.  Collateral Holder Available Funds                                                                         300,746

            a.  Excess Spread                                                                                         300,746

        4.  Total Excess Spread                                                                                     1,619,721

   Monthly Servicer's Certificate
   Page 5  (all amounts in dollars except percentages)

    (k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1.  Beginning Excess Spread                                                                                1,619,721
         2.  Excess Finance Charge Collections                                                                            -
         3.  Applied to fund Class A Required Amount                                                                      -
         4.  Unreimbursed Class A Investor Charge-Offs                                                                    -
         5.  Applied to fund Class B Required Amount                                                                   88,903
         6.  Reductions of Class B Investor Interest treated as Available Principal Collections                           -
         7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                            105,053
         8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee            32,500
         9.  Collateral Investor Default Amount treated as Available Principal Collections                             82,552
        10. Reductions of Collateral Interest treated as Available Principal Collections                                  -
        11. Deposit to Reserve Account (if required)                                                                      -
        12. Applied to other amounts owed to Collateral Interest Holder                                                   -
        13. Balance to constitute Excess Finance Charge Collections for other series                                1,310,713

    13  Trust Performance
   (a)  Delinquencies
        1.  31-59 days                                                                                             12,773,254
        2.  60-89 days                                                                                              8,694,906
        3.  90 days and over                                                                                       12,060,244
        4.  Total 30+ days delinquent                                                                              33,528,404

   (b)  Base Rate
             a.  Current Monthly Period                                                                                8.171%
             b.  Prior Monthly Period                                                                                  8.171%
             c.  Second Prior Monthly Period                                                                           8.171%
   (c)  Three Month Average Base Rate                                                                                  8.171%

   (d) Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                             13.42732%
             b.  Prior Monthly Period                                                                               15.48536%
             c.  Second Prior Monthly Period                                                                        13.88875%
   (e)  Three Month Average Portfolio Yield                                                                         14.26714%

   (f)  Excess Spread  Percentage
             a.  Current Monthly Period                                                                              5.25641%
             b.  Prior Monthly Period                                                                                7.31445%
             c.  Second Prior Monthly Period                                                                         5.71775%
   (g)  Three Month Average Excess Spread Percentage                                                                 6.09620%

   (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                          14.73169%

   (i)  Portfolio Adjusted Yield                                                                                     4.75641%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this day of .

                                   First National Bank of Commerce, as Servicer

                                   By:       /s/ Jane B. Truett
                                   --------------------------------------------
                                   Name:  Jane B. Truett
                                   Title:  Vice President and Controller